Optimum Funds

ProxyLite message for Targeted Unvoted Population:

Our records indicate that we have not yet received your vote, time has nearly run out to have your voice heard for the special meeting of shareholders for Optimum Fund Trust on January 8, 2016.

Please help by casting your vote today. You may vote by calling our toll free number at 1-855-928-4484. An insufficient number of votes for the items on the agenda may result in additional costly solicitation efforts.

The Optimum Funds appreciate your cooperation and prompt attention to this matter.

Thank you for your time and have a great day.